SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


                Date of Report (Date of earliest event reported)
                                  March 5, 2000


                            THE HAIN FOOD GROUP, INC.
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             (Exact name of registrant as specified in its charter)


        Delaware                       0-22818                 22-3240619
(State or other jurisdiction        (Commission             (I.R.S. Employer
of incorporation)                   File Number)            Identification No.)

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                50 Charles Lindbergh Boulevard
                Uniondale, New York                            11553
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(Address of principal executive offices)                     (Zip Code)


Registrant's telephone number, including area code (516) 237-6200
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Item 5.  Other Events

     On March 6, 2000, The Hain Food Group, Inc. (the "Company") and Celestial Seasonings, Inc. ("Celestial") jointly announced that they had executed a definitive agreement dated March 5, 2000 pursuant to which the Company would acquire the stock of publicly traded Celestial.

     Under the terms of the agreement, 1.265 shares of the Company's common stock will be exchanged for each outstanding share of Celestial common stock. The Merger is intended to qualify as a tax-free reorganization for federal income tax purposes and as a "pooling of interests" for accounting purposes. Consummation of the acquisition is subject to certain conditions, including the approval of the stockholders of both the Company and Celestial and, satisfaction of the applicable requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

     A copy of the merger agreement and two related voting agreements dated March 5, 2000 and the press release jointly issued by the Company and Celestial on March 6, 2000 are attached hereto as Exhibits and are incorporated herein by reference.

Item 7.  Financial Statements and Exhibits.
         ---------------------------------

     (c)  Exhibits.

          Exhibit No.                        Description

          2.1 Agreement and Plan of Merger by and between The Hain Food Group, Inc. and Celestial Seasonings, Inc. dated March 5, 2000

          10.1 Voting Agreement between Irwin D. Simon and Celestial Seasonings, Inc. dated March 5, 2000

          10.2 Voting Agreement between Mo Siegel and the Hain Food Group, Inc. dated March 5, 2000

          99.1 Press release dated March 6, 2000


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                                   SIGNATURES



     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         THE HAIN FOOD GROUP, INC.


Dated:  March 13, 2000                   By:  /s/ Gary M. Jacobs
                                              -------------------------
                                              Gary M. Jacobs
                                              Chief Financial Officer


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                                                       EXHIBIT INDEX


Exhibit No.               Description

     2.1 Agreement and Plan of Merger by and between The Hain Food Group, Inc. and Celestial Seasonings, Inc. dated March 5, 2000

     10.1 Voting Agreement between Irwin D. Simon and Celestial Seasonings, Inc. dated March 5, 2000

     10.2 Voting Agreement between Mo Siegel and the Hain Food Group, Inc. dated March 5, 2000

     99.1 Press release dated March 6, 2000